UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 26, 2020

AutoWeb, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34761	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
400 North Ashley Drive, Suite 300 Tampa, Florida 33602-4314
(Address of principal executive offices) (Zip Code)
(949) 225-4500
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AUTO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01
Entry into a Material Definitive Agreement

On March 26, 2020, the Company entered into a Loan, Security and Guarantee Agreement (“CNC Credit Agreement”) by and among CIT Northbridge Credit LLC, as Agent (“Lender”), the Company, as Borrower, and the Company’s U.S. subsidiaries Car.com, Inc., Autobytel, Inc., and AW GUA USA, Inc., as Guarantors (“Company Subsidiaries”).

The CNC Credit Agreement provides for a $20,000,000 revolving credit facility (“Credit Facility”) with borrowings subject to availability based primarily on limits of 85% of eligible billed accounts receivable and 75% against eligible unbilled accounts receivable. The obligations under the CNC Credit Agreement are guaranteed by the Company Subsidiaries and secured by a first priority lien on all of the Company’s and the Company Subsidiaries’ tangible and intangible assets. The CNC Credit Agreement has a minimum borrowing usage requirement of $8,000,000, which will increase to $10,000,000 on June 30, 2020, and the Company is required to maintain a minimum of $3,000,000 of availability under the CNC Credit Agreement.

The interest rate per annum applicable to borrowings under the CNC Credit Agreement will be the LIBO Rate plus 5.5%. The LIBO Rate will be equal to the greater of (i) 1.75% and (ii) the rate determined by the Lender to be equal to the quotient obtained by dividing (1) the LIBO Base Rate (i.e., the rate per annum determined by Lender to be the offered rate that appears on the applicable Bloomberg page) for the applicable LIBOR Loan for the applicable interest period by (2) one minus the Eurodollar Reserve Percentage (i.e., the reserve percentage in effect under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement with respect to Eurocurrency funding for the applicable LIBOR Loan for the applicable interest period). In the event LIBOR-based rates or loans are no longer available or quoted, then Lender and the Company may replace LIBOR with an alternate benchmark rate (any such proposed rate, a “LIBOR Successor Rate”); provided that if no LIBOR Successor Rate has been determined or agreed upon, (i) the obligation of lenders to make or maintain LIBOR loans shall be suspended, and (ii) the LIBO Base Rate component shall no longer be utilized in determining the Base Rate. In such an event, the Company may revoke any pending request for a borrowing based on LIBOR loans or, failing that, will be deemed to have converted the borrowing request into a request for a borrowing bearing interest at the Base Rate (i.e., for any day a fluctuating rate per annum equal to the highest of (i) the Federal Funds Rate plus 1/2 of 1%; (ii) the rate of interest in effect for such day as publicly announced from time to time by JPMorgan Chase Bank, N.A. as its “prime rate” in effect for such day; and (iii) the most recently available LIBO Base Rate (as adjusted by any minimum LIBO Rate floor) plus 1%) plus 5.5%. Upon commencement, the interest rate will be 7.25%.

There is a one-time origination fee of $300,000. In addition, the Company will pay annual fees of (i) 0.5% on any unused portion of the Credit Facility and (ii) 0.15% of the aggregate revolver amount as an administration fee.

Subject to customary provisions regarding earlier termination, the CNC Credit Agreement expires on March 26, 2023.

The CNC Credit Agreement contains customary representations and warranties and certain covenants that limit the ability of the Company and the Company Subsidiaries to, among other things: (i) incur or guarantee additional indebtedness; (ii) create or suffer to exist any liens on Company assets; (iii) make investments or acquisitions; (iv) dissolve, liquidate, consolidate, merge or wind-up its affairs; (v) sell or otherwise transfer or dispose of assets; (vi) engage in transactions with affiliates; (vii) make loans; or (viii) declare or make distributions on its equity interest.

The CNC Credit Agreement also contains customary events of default including, without limitation: a breach of the representations and warranties made in the loan documents entered into in connection with the CNC Credit Agreement; failure to make required payments; failure to comply with certain agreements or covenants; cross-defaults to certain other indebtedness in excess of specified amounts; certain events of bankruptcy and insolvency; failure to pay certain judgments; a change in control; or any event that or conditions exists that has a material adverse effect on the Company or impairs the ability of the Company to perform its obligations under the CNC Credit Agreement or the ability of the Lender or lenders to enforce their rights under the CNC Credit Agreement. If such an event of default occurs, the Lender would be entitled to take various actions set forth in the CNC Credit Agreement, including the acceleration of amounts due thereunder and all actions permitted to be taken by a creditor.

The foregoing description of the CNC Credit Agreement is not complete and is qualified in its entirety by reference to the CNC Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is hereby incorporated by reference.

Item 1.02
Termination of a Material Definitive Agreement

Concurrently with entering into the CNC Credit Agreement, the Company terminated its Revolving Credit and Security Agreement dated April 30, 2019 (“PNC Agreement”) by and among PNC Bank, National Association, as Agent (“PNC”), the Company and the Company Subsidiaries. In connection with the termination of the PNC Agreement, the Company paid an early termination fee of $250,000 to PNC.

Item 2.03
Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above is hereby incorporated by reference to this Item 2.03.

Item 9.01
Financial Statements and Exhibits.

(d)
Exhibits

10.1
Loan, Security and Guarantee Agreement by and among CIT Northbridge Credit LLC, as Agent, the Lenders Party thereto, and AutoWeb, Inc., as Borrower, and Car.com, Inc., Autobytel, Inc., and AW GUA USA, Inc., as Guarantors, dated March 26, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 26, 2020
AUTOWEB, INC.
By:	/s/ Glenn E. Fuller
Glenn E. Fuller, Executive Vice President, Chief Legal Officer and Secretary